CENTRAL VERMONT PUBLIC SERVICE CORPORATION

            OFFICERS SUPPLEMENTAL DEFERRED COMPENSATION PLAN


     Central Vermont Public Service Corporation (the "Company") hereby establishes the following supplemental deferred compensation plan (the "Plan"):

     1. Purpose: The purpose of this Plan is to provide a foundation for continued growth of the Company by strengthening its capacity to attract and retain outstanding executives in key positions.

     2. Participants: Employees of the Company who are Officers are eligible to participate in the Plan ("Participant").

     3.   Participant's Election:

     (a) A Participant, by filing a written election on the Summary Schedule attached with the Treasurer may elect not to have paid to him/her a part of the compensation that would have otherwise been paid during the year for which the election is made and the succeeding three years; provided, however, that the amount of compensation under this Plan and the Employees' Deferred Compensation Plan a Participant may elect not to receive during any such year shall not, without the approval of the Board of Directors of the Company ("Board") exceed the following:

            Annual Salary                  Maximum Deferral Allowed
            -------------                  ------------------------

            Up to $ 30,000                      Up to  5%
            Up to   50,000                      Up to 10%
            Up to  100,000                      Up to 15%
            Over   100,000                      Up to 20%

     For the purpose of this Plan "compensation" shall mean the wages earned by the employee for any calendar year (including any amount of such wages which a Participant elects to defer under this Plan).

     (b) The Participant shall indicate on the Summary Schedule the amounts to be deferred. However, the Participant must defer the same amount each year for a four year period.

     (c) Any election to defer compensation under this section shall be irrevocable and may not be canceled for any reason.

     4.   Supplemental Deferral Account:

     (a) the Company shall establish a bookkeeping account (the "Supplemental Deferral Account")for each Participant to record the amounts deferred according to the provisions of Section 3 and any additions thereto. The Company shall make a credit to each Participant's Supplemental Deferral Account equal to the portion of the compensation designated in his/her written notice. Such credit shall be made at the times that payment to the Participant of current compensation would have been made if he/she had not elected deferral hereunder.

     (b) The Company shall credit the Supplemental Deferral Account at least annually with any increase in value thereto.

     (c) The Company shall provide each Participant with an annual statement setting forth the balance in his/her Supplemental Deferral Account.

     5. Distribution of Supplemental Deferral Account: The Company shall distribute the Supplemental Deferral Account to the Participant as follows:

     (a) If the Participant has deferred all four of the annual amounts set forth on the Summary Schedule under "Supplemental Deferral Election" ("Annual Deferrals"), and is an employee of the Company when he/she attains his/her normal retirement age of (65), then, within one month after the Participant retires from the Company the Company shall commence annual payments to the Participant of the amount set forth on the Summary Schedule as Supplemental Deferral Payment ("Supplemental Deferral Payment") for a period of fifteen years (15 payments). If the Participant dies after payments are commenced but before all of the payments have been made to the participant then the remaining annual payments shall be paid annually to the Participant's beneficiaries as indicated on the Summary Schedule.

     (b) If the Participant terminates his/her employment with the Company for any reason other than death after attaining the age of 60 but prior to attaining normal retirement age (65) and the Participant has deferred all four Annual Deferrals, then the Supplemental Deferral Payment shall be reduced by a percentage ("Early Termination Percentage") based upon the Participant's age at the time of termination as follows:

      Age at Time of Termination          Percentage of Reduction
      --------------------------          -----------------------
                   64                               4.99
                   63                               9.73
                   62                              14.23
                   61                              18.51
                   60                              22.57

     The above percentages will be adjusted by a straight-line interpolation where there is a fraction of a year involved. The Board may, in its sole discretion, reduce or eliminate the Early Termination Percentage reduction. The reduced Supplemental Deferral Payment shall then be paid to the Participant annually for a period of fifteen years (15 payments) commencing within one month after the participant terminates employment with the Company.

     If the Participant dies after payments are commenced but before all of the payments have been made to the Participant, then the remaining annual payments shall be paid annually to the Participant's beneficiaries as set forth on the Summary Schedule.

     (c) If the Participant terminates his/her employment with the Company for any reason other than the death after attaining the age of 60 but prior to attaining normal retirement age (65) and the participant has not deferred all four Annual Deferrals, then the Supplemental Deferral Payment shall be reduced by 25% for each Annual Deferral that the Participant did not defer and by the Early Termination Percentage. The Board may, in its sole discretion, reduce or eliminate the Early Termination Percentage reduction. The reduced Supplemental Deferral Payment shall then be paid to the Participant annually for a period of fifteen years (15 payments) commencing within one month after the Participant terminates employment with the Company.

     If the participant dies after payments are commenced but before all of the payments have been made to the Participant, then the remaining annual payments shall be paid annually to the Participant's beneficiaries as set forth on the Summary Schedule.


     (d) If the Participant terminates his or her employment with the Company for any reason other than death prior to attaining the age of 60, then the amount to be paid to the participant shall be determined as follows: First, the Company shall determine (i) an amount equal to the Annual Deferrals actually deferred by the participant under this Plan plus any transfers to this Plan from the Employees Deferred Compensation Plan together with the interest thereon from the date(s) of deferral to the date of termination based upon an interest rate of 6% per annum compounded annually, and (ii)the present value, using 6% as the discount rate, of the Supplemental Deferral Payment multiplied by a percentage which is equal to the number of Annual Deferrals actually deferred divided by four and that result then multiplied by a percentage which is equal to the number of years of fractions thereof that the Participant was employed by the Company divided by the number of years or fractions thereof from the participant's date of hire by the Company to the Participant's normal retirement age (65).

     Second, if the amount determined pursuant to (i) above is greater than he amount determined pursuant to (ii) and it does not exceed One Hundred Thousand Dollars, then the amount determined pursuant to (i) shall be paid to the Participant in a single lump sum payment within one month after the Participant's termination of employment.

     Third, if the amount determined pursuant to (ii) above is greater than the amount determined pursuant to (i), or if the amount determined pursuant to (i) exceeds One Hundred Thousand Dollars, then the Participant shall be paid a reduced benefit equal to the Supplemental Deferral Payment multiplied by a percentage which is equal to the number of Annual Deferrals actually deferred divided by four and that result then multiplied by a percentage which is equal to the number of years of fractions thereof that the participant was employed by the Company divided by the number of years or fractions thereof from the Participant's date of hire by; the Company to the Participant's normal retirement age (65). The payment of that reduced benefit shall commence when the participant attains the age of 65 and shall be made annually for fifteen years (15 payments).

     If the Participant dies after the reduced benefit payments are commenced but before all of the payments have been made to the Participant, then the remaining annual payments shall be paid annually to the Participant, then the remaining annual payments shall be paid annually to the participant's beneficiaries as set forth on the Summary Schedule.

     If the Participant dies after termination of the employment but before the reduced benefit payments are commenced, then the Company shall pay the reduced benefit to the Participant's beneficiaries, as named on the Summary Schedule, annually for fifteen years (15 payments) commencing within one month after the Participant's death.

     (e) If the Participant dies prior to attaining his/her normal retirement age (65) and at the time of death is an employee of the Company (whether or not the Participant has made the four Annual Deferrals), then the Company shall within one month after the Participant's death commence annual payments to the Participant's beneficiaries, as set forth on the Summary Schedule, of the amount set forth on the Summary Schedule as Supplemental Death Benefit Payment for a period of fifteen years (15 payments).

     Distribution of the amounts set forth in this Paragraph 5 shall be in full settlement and payment of any amounts due to the Participant or his/her beneficiaries from his/her Supplemental Deferral Account.

     If a Participant does not defer the entire Annual Deferral set forth on the Summary Schedule for a given year, then the Participant shall be considered as not having made an Annual Deferral for that year.

     Additional Payments: In addition to the amount to be paid to the Participant under paragraph 5 hereof, the Company shall pay to each Participant who is also a Participant in the "Pension Plan of Central Vermont Public Service Corporation and Its Subsidiaries as amended and restated January 1, 1976", as amended from time to time (hereinafter "Pension Plan") maintained by the Company a supplemental amount equal to the difference between (i) the amount of benefits which the participant would have received under such Pension Plan if he had not elected to participate in this Plan and defer the Annual Deferrals, and (ii) the amount of benefits which the Participant is actually receiving under such Pension Plan. This supplemental payment shall, if applicable, be made to the participant at such times and under such terms and conditions as the Pension Plan provides for benefits payable thereunder.

     7. Nature of Accounts: All amounts credited to the Supplemental deferral Account shall remain the sole property of the Company and shall be usable by it as a part of its general funds for any legal purpose whatever. The Supplemental Deferral Account shall exist only for the purpose of facilitating the computation of benefits hereunder and nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust or escrow of any kind, or a fiduciary relationship between the Company and the Participant, his/her designated beneficiary or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company other than as noted in Paragraph 12.

     8. Beneficiary Designation: A Participant may designate a beneficiary to receive in the event of his/her death all amounts which are then and thereafter payable under Section 5 which shall be paid to said beneficiary in accordance with this Plan. Such designation and any subsequent changes thereto shall be made in writing and filed with the Treasurer.

     9. Non-Transferability: No right to payment under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right to payment shall, in any manner, be liable for or subject to the debts, contracts, liabilities or torts of the person entitled thereto. If, at the time when payments are to be made hereunder, the Participant and/or his/her beneficiary are indebted to the Company then any payments remaining to be made hereunder may, at the discretion of the Company, be reduced by the amount of such indebtedness. An election by the Company not to reduce such payments shall not constitute a waiver of its claim for such indebtedness.

     10. Plan Interpretation: The Board shall have full power and authority to interpret, construe and administer this Plan and the Board's interpretations and construction thereof, and actions thereunder, including any valuation of the Supplemental Deferral Account, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his/her own willful misconduct or lack of good faith.

     11. Authorized Investments: The amount so credited to the Supplemental Deferral Account may or may not be invested by the Company, from time to time, in such proportion and in such amounts as the Company in its sole discretion, sees fit, including but not limited to investments in life insurance on the Participant's life, mutual funds and variable annuity contracts.

     12. Reorganization of the Company: The Company agrees that it will not merge or consolidate with any other company, business, corporation, partnership, or organization, and/or that it will not permit any of its activities to be taken over unless and until the succeeding or continuing corporation expressly assumes all rights, duties, privileges and obligations herein set forth. With regard to a default with respect to this provision, the Participant or Beneficiary shall have a continuing lien on all corporate assets, including transferred assets, until the Company's obligations herein are completely and totally fulfilled. In the event the Executive incurs litigation costs in imposing, enforcing, and collecting on said lien, those costs, including, but not limited to attorneys fees, shall be paid by the Company. The Company will pay to the Executive any taxes the Executive may incur on account of the Company, or its successor's default and the Executive's benefit will be reduced by the actuarial equivalent value of the taxes paid.

     13. Communications: Any notice or communication shall be made in writing and addressed as the case may be to the principal offices or the Company and the principal residence of the Participant. Each party shall notify the other of a change of address of the principal office and principal address.

     14. Facility of Payment: Any installment or payment required to be made by the Company under this Agreement to any person under a legal disability who is entitled to said payment, may be made in any of the following ways by the Company in its sole discretion:

     (1)  directly to the person;
     (2)  to the legal representative of the person;
     (3) to some near relative of the person, said payment to be used for the latter's benefit; or
     (4) directly for the payment of expenses relating to the health, maintenance, support, and education of the person.

     Any such payment by the Company shall be a discharge of the obligation to make said payment. The Company shall not be liable to the person under a legal disability for making the payment to any of the parties enumerated above.

     15. Successors and Assigns: This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and his/her heirs, executors, administrators and legal representatives.

     16. Amendment and Termination: The Board may, at its sole discretion at any time, amend or terminate this Plan with respect to any future period, and no such amendment or termination shall reduce the Participants' benefits which had accrued prior to such amendment or termination. Notice shall be given to the Participants ninety (90) days before the effective date(s) thereof.

     17. Acceleration: Notwithstanding the payment provisions set forth in Paragraph 5 hereof, the Company in its sole and absolute discretion may at any time that the Participant or his/her beneficiaries is entitled to receive benefits under Paragraph 5 pay to the Participant or his/her then beneficiaries, in lieu of the remaining payments provided for therein, a single lump sum amount equal to the then present value of the remaining payments to be paid to the participant or his/her beneficiaries. In determining the present value, the Company shall use an interest rate equal to the interest rate on treasury securities having a maturity equivalent to the average length of the remaining payment period. The computation by the Company shall be final and binding on all parties.

     18. Arbitration: In the event any dispute arising between the parties to this Agreement, the parties agree that such controversy shall be settled by arbitration in accordance with the Rules of the American Arbitration Association. All costs arising from said arbitration shall be borne by the Company.

     19. Amendment: Except as provided in Section 16 above, this Agreement may be amended or revoked in whole or in part only by a writing signed by both parties hereto.

     20.  Effective Date:  The effective date of this Plan is November
4, 1985.

     21. Entire Agreement: Except as otherwise provided by the Change of Control Agreement, this writing contains the entire agreement and there are no other understandings or provisions other than what is contained herein.

     22. Taxes: The Company shall deduct from all payments made hereunder all applicable federal or state taxes required by law to be withheld from such payments.

     23. Transfer: The Board at its sole discretion may transfer amounts deferred under the Company's Employees Deferred Compensation Plan to this Plan to make the Annual Deferrals required hereunder.

     24. Authorship: The company acknowledges and concedes that it drafted this agreement and that therefore any ambiguity contained therein must be construed against it.

     25. Applicable Law: This Plan shall be construed in accordance with and governed by the laws of the State of Vermont.

     26. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

     27. Waiver. A waiver of one or more provisions of this Agreement shall not affect any other provisions of this Agreement, such that the remaining provisions will remain in full force and effect.

     28. Invalid Provisions. Should any clause, sentence or paragraph of this Agreement be judicially declared invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement unless said clause, sentence or paragraph shall go to the heart of this Agreement. However, the balance of the Agreement will survive such an event if the Parties hereto agree that the part or parts of this Agreement going to the heart of this Agreement so held to be invalid, unenforceable, or void shall be deemed to have been stricken and that the remainder shall have the same force and effect as if said part or parts had never been included herein.

     ACKNOWLEDGMENT OF ARBITRATION. THE PARTIES UNDERSTAND THAT THIS EMPLOYEES' SUPPLEMENTAL DEFERRED COMPENSATION AGREEMENT CONTAINS AN AGREEMENT TO ARBITRATE. AFTER SIGNING THIS DOCUMENT, THE PARTIES UNDERSTAND THAT THEY WILL NOT BE ABLE TO BRING A LAWSUIT CONCERNING ANY DISPUTE THAT MAY ARISE WHICH IS COVERED BY THE ARBITRATION AGREEMENT UNLESS IT INVOLVES A QUESTION OF CONSTITUTIONAL OR CIVIL RIGHTS. INSTEAD, THE PARTIES AGREE TO SUBMIT ANY SUCH DISPUTE TO AN IMPARTIAL ARBITRATOR.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer, and the Participant has hereunto set his/her hand and seal as of the ____ day of ______

IN WITNESS WHEREOF:

___________________          CENTRAL VERMONT PUBLIC SERVICE CORP.

                             By_________________________________
                             Its

                              __________________________________
                              Participant